UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2020

Strategic Student & Senior Housing Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	333-220646 (Commission File Number)	81-4112948 (IRS Employer Identification No.)

10 Terrace Road

Ladera Ranch, California 92694

(Address of principal executive offices, including zip code)

(877) 327-3485

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed, Strategic Student & Senior Housing Trust, Inc. (the “Company”), through SSSHT Operating Partnership, L.P., the Company’s operating partnership, along with H. Michael Schwartz, the Company’s chief executive officer, SmartStop Asset Management, LLC, the Company’s sponsor, and an entity controlled by Mr. Schwartz, are co-borrowers of certain bridge loans (the “KeyBank Bridge Loans”) from KeyBank National Association (“KeyBank”) pursuant to the Second Amended and Restated Credit Agreement dated February 23, 2018, as amended.

On February 27, 2020, the parties entered into the Fourth Amendment to the KeyBank Bridge Loans (the “Fourth Amendment”) that extended the maturity date of the KeyBank Bridge Loans from April 30, 2020 to April 30, 2021.

The Fourth Amendment also revised certain financial loan covenants that are applicable to the Company. Commencing on September 30, 2020 and tested as of the close of each fiscal quarter, the Company must maintain a net worth of at least the sum of (A) 85% of the Company’s net worth as of December 31, 2019, plus (B) 85% of Equity Issuance Net Proceeds (as defined in the KeyBank Bridge Loans) received following February 27, 2020 and at all times thereafter. The Company must maintain a Leverage Ratio (as defined in the KeyBank Bridge Loans) of not greater than 75% from February 27, 2020 through December 30, 2020. Following December 30, 2020, the Company’s Leverage Ratio must not exceed 65%. The Fourth Amendment also requires the Company to maintain a Fixed Charge Coverage Ratio (as defined in the KeyBank Bridge Loans) of not less than 0.90 to 1.00 from February 27, 2020 through June 29, 2020; of not less than 1.00 to 1.00 from June 30, 2020 through December 30, 2020; and of not less than 1.15 to 1.00 after December 30, 2020. Additionally, the covenants previously set forth in the KeyBank Bridge Loans were waived for the period ending on December 31, 2019.

The Fourth Amendment also restricts the Company from paying distributions on its preferred equity interests or redeeming such preferred equity interests until the KeyBank Bridge Loans are repaid. KeyBank also has no further obligation to fund any Additional Loans or any Portland Delayed Draw Loans (as those terms are defined in the KeyBank Bridge Loans).

The KeyBank Bridge Loans bear interest at a variable rate that is indexed to the London Inter-Bank Offered Rate, or LIBOR.

The Company paid KeyBank an extension fee of 0.50% of the outstanding principal balance of the KeyBank Bridge Loans as of February 27, 2020. As of February 27, 2020, the outstanding balance on the KeyBank Bridge Loans was approximately $46.3 million.

The foregoing description of the Fourth Amendment does not purport to be complete and is qualified in its entirety by reference to the Fourth Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1

Fourth Amendment to Second Amended and Restated Credit Agreement, by and among SSSHT Operating Partnership, L.P., H. Michael Schwartz, Noble PPS, LLC, and SmartStop Asset Management, LLC, as borrower, and KeyBank National Association, as lender, dated February 27, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Strategic STUDENT & SENIOR HOUSING Trust, Inc.

Date:  March 4, 2020By:/s/ Michael A. Crear

Michael A. Crear

Chief Financial Officer and Treasurer